UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2020 (December 18, 2020)

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Mañana Drive Dallas, Texas	75220
(Address of principal executive offices)	(zip code)

(214) 357-9588

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Cooperation Agreement with Hill Path Capital LP

On December 18, 2020, Dave & Buster’s Entertainment, Inc. (the “Company”) and Hill Path Capital LP (“Hill Path”) entered into a Cooperation Agreement (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company agreed that, subject to the conditions set forth therein, the board of directors of the Company (the “Board”) will appoint James P. Chambers (the “Designee”) to the Board effective December 22, 2020. As set forth in the Cooperation Agreement, the Company further agreed to nominate the Designee for election to the Board at its 2021 annual stockholder meeting (the “2021 Annual Meeting”) and use its reasonable best efforts to cause the election of the Designee to the Board at the 2021 Annual Meeting, consistent with the Company’s efforts to elect other Company nominees.

Concurrently with the appointment of the Designee to the Board, the Company has agreed that the Board will appoint the Designee to the Audit Committee, Finance Committee and Compensation Committee of the Board.

Under the Cooperation Agreement, Hill Path agreed to vote its shares at the 2021 Annual Meeting (i) in favor of the Company’s director nominees and the appointment of the independent auditor of the Company for fiscal year 2021 and (ii) in a manner consistent with the recommendation of the Board with respect to any executive compensation proposals, including the say-on-pay vote.

Hill Path has agreed to various standstill provisions for the duration of the Restricted Period described below, including, among other things and subject to certain exceptions, that it will not, and will cause its affiliates to not (a) engage or participate in any solicitation of proxies with respect to the securities of the Company, (b) make or be the proponent of any stockholder proposal, (c) seek Board representation other than as provided in the Cooperation Agreement and (d) influence third parties with respect to the voting or disposition of the securities of the Company; provided that such restrictions, other than with respect to the composition of the Board, shall not restrict or prohibit Hill Path from initiating, engaging in, facilitating or publicly advocating for or responding to certain extraordinary transactions.

The Company and Hill Path have agreed to comply with mutual non-disparagement covenants during the Restricted Period.

The “Restricted Period” means the period from the date of the Cooperation Agreement until the date that is the later of (i) fifteen (15) days prior to the last day of the time period, established pursuant to the Company’s Bylaws, for stockholders to deliver notice to the Company of director nominations to be brought before the Company’s 2022 Annual Meeting of Stockholders, including any postponement or adjournment thereof and (ii) ten (10) days after such time as the Designee is no longer a member of the Board.

The Company has agreed to reimburse Hill Path for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the negotiation and execution of the Cooperation Agreement, not to exceed $40,000.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2020, the Board appointed James Chambers, 35, to the Board and the Audit Committee, Finance Committee, and Compensation Committee of the Board, in each case effective December 22, 2020 and in accordance with the terms of the Cooperation Agreement, as described in Item 1.01 hereof, and filed as an exhibit herewith.

Other than as described in Item 1.01 hereof, there are no arrangements or understandings between Mr. Chambers and any other person pursuant to which he was appointed as a director. Following Mr. Chambers’ appointment to the Board, the size of the Board will be ten directors. Following Mr. Chambers’ appointment to the Audit Committee, the composition of the Audit Committee is now as follows: James Chambers, Hamish A. Dodds, Jonathan S. Halkyard, and Kevin M. Sheehan. Following Mr. Chambers’ appointment to the Finance Committee, the composition of the Finance Committee is now as follows: James Chambers, Hamish A. Dodds, Jonathan S. Halkyard, John C. Hockin, Kevin M. Sheehan, and Jennifer Storms. Following Mr. Chambers’ appointment to the Compensation Committee, the composition of the Compensation Committee is now as follows: James Chambers, Michael J. Griffith, John C. Hockin, Patricia H. Mueller, and Jennifer Storms.

James Chambers is a Partner at Hill Path Capital LP, where he has worked since 2016. From 2009 to 2016, Mr. Chambers worked at Apollo Global Management, Inc. where he evaluated and executed a wide range of investments across a variety of industries, particularly in the out-of-home entertainment, leisure and hospitality sectors. Prior to Apollo Global Management, Inc., Mr. Chambers worked in the Consumer / Retail Group in the Investment Banking Division of Goldman Sachs & Co., Inc., where he advised consumer products, retail and restaurant companies on a variety of strategic and capital raising activities. Mr. Chambers currently serves on the board of directors of SeaWorld Entertainment, Inc. (NYSE:SEAS) and has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment (the parent company of Chuck E. Cheese’s and Peter Piper Pizza), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.

Mr. Chambers’ compensation for his service as non-employee director will be consistent with that of the Company’s other non-employee directors as set forth in the Company’s definitive Proxy Statement filed on May 13, 2020 with the Securities and Exchange Commission; provided, that Mr. Chambers has waived all cash compensation (but not the Company’s standard annual director stock award) for fiscal year 2021 and all compensation for the remainder of fiscal year 2020. Mr. Chambers is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K other than the Cooperation Agreement described in Item 1.01 hereof.

Item 7.01. Regulation FD Disclosure.

On December 22, 2020, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement with James Chambers and Hill Path, including the appointment of Mr. Chambers to the Board of the Company. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this item, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated December 18, 2020, among Dave & Buster’s Entertainment, Inc., James Chambers and Hill Path Capital LP.

99.1	Press Release issued Dave & Buster’s Entertainment, Inc. on December 22, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Robert W. Edmund
Robert W. Edmund
Senior Vice President, General Counsel
and Secretary